Exhibit 99.2

CARNIVAL CORPORATION & PLC
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Years Ended November 30,
	2014	2013	2012
Revenues
Cruise
Passenger tickets	$11,889	$11,648	$11,658
Onboard and other	3,780	3,598	3,513
Tour and other	215	210	211
	15,884	15,456	15,382
Operating Costs and Expenses
Cruise
Commissions, transportation and other	2,299	2,303	2,292
Onboard and other	519	539	558
Fuel	2,033	2,208	2,381
Payroll and related	1,942	1,859	1,742
Food	1,005	983	960
Other ship operating	2,463	2,610	2,245
Tour and other	160	143	154
	10,421	10,645	10,332
Selling and administrative	2,054	1,879	1,720
Depreciation and amortization	1,637	1,590	1,528
Ibero goodwill and trademark impairment charges	—	13	173
	14,112	14,127	13,753
Operating Income	1,772	1,329	1,629
Nonoperating (Expense) Income
Interest income	8	11	10
Interest expense, net of capitalized interest	(288)	(319)	(336)
(Losses) gains on fuel derivatives, net	(271)	36	(7)
Other income (expense), net	4	(8)	(7)
	(547)	(280)	(340)
Income Before Income Taxes	1,225	1,049	1,289
Income Tax (Expense) Benefit, Net	(9)	6	(4)
Net Income	$1,216	$1,055	$1,285
Earnings Per Share
Basic	$1.57	$1.36	$1.66
Diluted	$1.56	$1.36	$1.65
Dividends Declared Per Share	$1.00	$1.00	$1.50

Exhibit 99.2

CARNIVAL CORPORATION & PLC
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in millions)

	Years Ended November 30,
	2014	2013	2012
Net Income	$1,216	$1,055	$1,285
Items Included in Other Comprehensive (Loss) Income
Change in foreign currency translation adjustment	(746)	332	25
Other	(31)	36	(23)
Other Comprehensive (Loss) Income	(777)	368	2
Total Comprehensive Income	$439	$1,423	$1,287

Exhibit 99.2

CARNIVAL CORPORATION & PLC
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in millions, except par values)

	November 30,	November 30,
	2014	2013
ASSETS
Current Assets
Cash and cash equivalents	$331	$462
Trade and other receivables, net	332	405
Insurance recoverables	154	381
Inventories	349	360
Prepaid expenses and other	322	315
Total current assets	1,488	1,923
Property and Equipment, Net	32,819	32,951
Goodwill	3,127	3,210
Other Intangibles	1,270	1,292
Other Assets	744	666
	$39,448	$40,042
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	$666	$60
Current portion of long-term debt	1,059	1,408
Accounts payable	626	639
Claims reserve	262	456
Accrued liabilities and other	1,276	1,128
Customer deposits	3,032	3,031
Total current liabilities	6,921	6,722
Long-Term Debt	7,363	8,092
Other Long-Term Liabilities	960	736
Shareholders’ Equity
Common stock of Carnival Corporation, $0.01 par value; 1,960 shares authorized; 652 shares at 2014 and 651 shares at 2013 issued	7	7
Ordinary shares of Carnival plc, $1.66 par value; 216 shares at 2014 and 2013 issued	358	358
Additional paid-in capital	8,384	8,325
Retained earnings	19,158	18,718
Accumulated other comprehensive (loss) income	(616)	161
Treasury stock, 59 shares at 2014 and 2013 of Carnival Corporation and 32 shares at 2014 and 2013 of Carnival plc, at cost	(3,087)	(3,077)
Total shareholders’ equity	24,204	24,492
	$39,448	$40,042

Exhibit 99.2

CARNIVAL CORPORATION & PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in millions)

	Years Ended November 30,
	2014	2013	2012
OPERATING ACTIVITIES
Net income	$1,216	$1,055	$1,285
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,637	1,590	1,528
Losses on ship sales and ship impairments, net	2	163	49
Goodwill, trademark and other impairment charges	—	27	173
Share-based compensation	52	42	39
Losses (gains) on fuel derivatives, net	271	(36)	7
Other, net	35	35	12
Changes in operating assets and liabilities
Receivables	75	(128)	(15)
Inventories	1	21	(17)
Insurance recoverables, prepaid expenses and other	422	424	156
Accounts payable	9	79	(24)
Claims reserves and accrued and other liabilities	(382)	(333)	(187)
Customer deposits	92	(105)	(7)
Net cash provided by operating activities	3,430	2,834	2,999
INVESTING ACTIVITIES
Additions to property and equipment	(2,583)	(2,149)	(2,332)
Proceeds from sale of ships	42	70	46
Insurance proceeds for a ship	—	—	508
Other, net	34	23	6
Net cash used in investing activities	(2,507)	(2,056)	(1,772)
FINANCING ACTIVITIES
Proceeds from (repayments of) short-term borrowings, net	617	4	(224)
Principal repayments of long-term debt	(2,466)	(2,212)	(1,052)
Proceeds from issuance of long-term debt	1,626	2,687	946
Dividends paid	(776)	(1,164)	(779)
Purchases of treasury stock	—	(138)	(90)
Sales of treasury stock	—	35	—
Other, net	(29)	8	9
Net cash used in financing activities	(1,028)	(780)	(1,190)
Effect of exchange rate changes on cash and cash equivalents	(26)	(1)	(22)
Net (decrease) increase in cash and cash equivalents	(131)	(3)	15
Cash and cash equivalents at beginning of year	462	465	450
Cash and cash equivalents at end of year	$331	$462	$465

Exhibit 99.2

CARNIVAL CORPORATION & PLC
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(UNAUDITED)
(in millions)

	Common stock	Ordinary shares	Additional paid-in capital	Retained earnings	Accumulated other comprehensive (loss) income	Treasury stock	Total shareholders’ equity
Balances at November 30, 2011	$6	$357	$8,180	$18,321	$(209)	$(2,851)	$23,804
Net income	—	—	—	1,285	—	—	1,285
Other comprehensive income	—	—	—	—	2	—	2
Cash dividends declared	—	—	—	(1,168)	—	—	(1,168)
Purchases of treasury stock under the Repurchase Program and other	—	—	72	—	—	(107)	(35)
Balances at November 30, 2012	6	357	8,252	18,438	(207)	(2,958)	23,888
Net income	—	—	—	1,055	—	—	1,055
Other comprehensive income	—	—	—	—	368	—	368
Cash dividends declared	—	—	—	(775)	—	—	(775)
Purchases and sales under the Stock Swap program	—	—	10	—	—	(9)	1
Purchases of treasury stock under the Repurchase Program and other	1	1	63	—	—	(110)	(45)
Balances at November 30, 2013	7	358	8,325	18,718	161	(3,077)	24,492
Net income	—	—	—	1,216	—	—	1,216
Other comprehensive loss	—	—	—	—	(777)	—	(777)
Cash dividends declared	—	—	—	(777)	—	—	(777)
Other	—	—	59	1	—	(10)	50
Balances at November 30, 2014	$7	$358	$8,384	$19,158	$(616)	$(3,087)	$24,204